Exhibit 21

                              LIST OF SUBSIDIARIES

1.       The Company holds 100% of the outstanding capital stock of:
                  Continental Homes, Inc. ("CHI") (Delaware)
                  KDB Homes, Inc. (Delaware)
                  L & W Investments, Inc. (California)
                  Rancho Carrillo, Inc. (Delaware)
                  Continental Homes of Texas, Inc. (Texas)
                  Miltex Management, Inc. ("MMI") (Texas)
                  Milburn Investments, Inc. ("MMI") (Texas)
                  Homeco, Inc. ("HI") (Texas)
                  Heftler Realty Co. (Florida)

2.       CHI holds 100% of the outstanding capital stock of:
                  CH Mortgage Company ("CHMC") (Colorado)
                  CHI Construction Company (Arizona)

3.       CHMC holds 100% of the outstanding capital stock of:
                  CHI Finance Corp. (Arizona)

4.       MMI holds 1% of the partnership interest of:
                  Miltex Mortgage of Texas Limited Partnership
                  Miltex Financial IV General Partnership

5.       MII holds 99% of the partnership interest of:
                  Miltex Mortgage of Texas Limited Partnership
                  Miltex Financial IV General Partnership
                  Homeco/Killeen Limited Partnership

6.       MII holds 100% of the ourstanding capital stock of:
                  Travis County Title Company (Texas)
                  Acheter, Inc. ("Acheter") (Texas)
                  R.O.S. Corporation (Texas)

7.       HI holds 1% of the partnership interest of:
                  Homeco/Killeen Limited Partnership

8.       Acheter holds 100% of the outstanding capital stock of:
                  Settlement Corporation (Texas)